UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3361 Enterprise Way
Miramar,	Florida	33025
(Address of Principal Executive Offices)		(Zip Code)

(954) 430-6600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 17, 2025, VSE Corporation (the “Company”) announced a definitive agreement to divest of the Company’s Fleet segment and sell all of the issued and outstanding shares of common stock of its Wheeler Fleet Solutions, Co. business (the “Wheeler Shares”) and certain real estate (the “Wheeler Real Estate”) to One Equity Partners (“Purchaser”). Under the terms of the purchase agreement, dated as of February 17, 2025 (the “Purchase Agreement”), by and among the Company, Wheeler Fleet Solutions, Co., and OEP Wheeler Intermediate, LLC, an affiliate of the Purchaser, the Wheeler Shares and the Wheeler Real Estate are anticipated to be sold for a total cash consideration of up to $230 million (the “Wheeler Transaction”). This consideration assumes (i) a $165 million payment at the closing of the Wheeler Transaction (comprised of $140 million in cash and $25 million pursuant to a seller note) and (ii) an earn-out payment of up to $65 million, subject to the achievement of certain milestones. The Wheeler Transaction is expected to close in the second quarter of 2025 and is subject to customary closing conditions and approvals. The Company currently intends to use the net proceeds from the Wheeler Transaction to reduce existing borrowings under its credit agreement.

The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*†	Stock Purchase Agreement, dated February 17, 2025, by and among OEP Wheeler Intermediate, LLC, Wheeler Fleet Solutions, Co., and VSE Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

†Certain information has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted information to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	February 20, 2025	By:	/s/ Farinaz S. Tehrani
Farinaz S. Tehrani
Chief Legal Officer and Corporate Secretary